SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 10, 2004

CNB FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Pennsylvania	2-88511	25-1450605
(State or other jurisdiction of incorporation)	(SEC File No.)	(IRS Employer Identification Number)

County National Bank
1 South Second Street
PO Box 42
Clearfield, Pennsylvania 16830
(Address of principal executive offices)

        Registrant’s telephone number, including area code: (814) 765-9621

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

      (a)  Financial Statements: None

      (b)  Exhibits:

                 99   Press Release Announcing: Lezzer appointment

Item 12. Press Releases

        On August 12, 2004, CNB Financial Corporation announced the appointment of Michael F. Lezzer, President of Lezzer Holdings Inc., to the Corporation’s Board of Directors and to the board of County National Bank.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

         CNB Financial Corporation

Date: August 12, 2004	By: /s/ Joseph B. Bower, Jr. Joseph B. Bower, Jr. Treasurer

Exhibit 99

NEWS RELEASE

CCNE NASDAQ L I S T E D	Contact: Leanne Kassab Marketing Dept. 814-765-9621

                                                    FOR IMMEDIATE RELEASE

LEZZER APPOINTED TO BOARD OF DIRECTORS FOR CNB FINANCIAL CORPORATION/COUNTY NATIONAL BANK

CLEARFIELD, PENNSYLVANIA –August 12, 2004

CNB Financial Corporation announced the appointment of Michael F. Lezzer, President of Lezzer Holdings Inc., to the Corporation’s Board of Directors and to the board of County National Bank. Mr. Lezzer was elected as a Class 3 Director at the board meeting on Tuesday, August 10, 2004. His term will expire at the Annual Meeting in the year 2006.

As President of Lezzer Holdings Inc., Mr. Lezzer has worked in various roles and aspects of the Corporation’s primary subsidiary, Lezzer Lumber, from yard operations to ten years of managing the State College location.

Mr. Lezzer has served on the Board of Directors for numerous organizations to include Lumbermen’s Merchandising Corporation, Clear Care Corporation, Clearfield Hospital and Clearfield Health Services Corporation.

After graduating from Curwensville Area Jr./Sr. High School, Mike received his Bachelor of Science in Business Administration from Slippery Rock University.

Mr. Lezzer resides in Curwensville with his wife, Alicia, and son, Michael.

CNB Financial Corporation is a $705 million bank holding company, conducting business primarily through County National Bank, the Corporation’s principal subsidiary, operating with twenty full-service offices and two loan production offices in Pennsylvania.

County National Bank’s web site is www.bankcnb.com

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